CERTIFICATE OF MERGER



                                       of



                             ATLANTIC ENERGY, INC.

                           a New Jersey Corporation,



                                 with and into



                                CONECTIV, INC.,

                             a Delaware Corporation

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	CONECTIV, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY

CERTIFY:



	FIRST:	That the name and state of incorporation of each of the

constituent corporations of the merger are as follows:



        NAME                                     STATE OF INCORPORATION

        ----                                     ----------------------

Atlantic Energy, Inc.                            New Jersey

Conectiv, Inc.                                   Delaware



	SECOND:	That an agreement of merger among the parties to the

merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations and their respective stockholders in accordance with the requirements of subsection (c) of Section 252 of the

General Corporation Law of the State of Delaware.



        THIRD:  That the surviving corporation shall be Conectiv, Inc.,

a Delaware corporation (the "Surviving Corporation"), and the name of the

Surviving Corporation shall be changed to "Conectiv" pursuant hereto.



        FOURTH: That the certificate of incorporation and bylaws of

Conectiv, Inc., a Delaware corporation, in effect immediately prior to the effective time of the merger shall be the certificate of incorporation and bylaws of the Surviving Corporation, except that, pursuant to this

Certificate of Merger, ARTICLE I of the certificate of incorporation of the

Surviving Corporation shall be amended to read as follows:

                                   ARTICLE I



	The name of the Corporation shall be Conectiv.



	FIFTH:	That the executed agreement of merger is on file at an

office of the Surviving Corporation.  The office of the Surviving

Corporation at which the executed agreement of merger will be on file is

800 King Street, Wilmington, Delaware, 19899.



	SIXTH:	That a copy of the agreement of merger will be

furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.



        SEVENTH:  That the authorized capital stock and par value of

Atlantic Energy, Inc., a New Jersey corporation, is 75,000,000 shares of

Common Stock without par value.



        EIGHTH:  That the effective date and time of the merger shall be

12:01 a.m. on March 1, 1998.





Dated: February 27, 1998				CONECTIV, INC.









                                                By: /s/ Barbara S. Graham

                                                    ---------------------

						    Barbara S. Graham

						    President